EXHIBIT 11.1



                    Computation of Earnings per Common Share

                                    Three Months Ended        Six Months Ended
                                         June 30,                  June 30,

                                     2000        1999          2000        1999
                                  ---------- ------------   ---------- ------------
Basic Earnings
  Net Income to Common Shares     $3,535,160  $1,318,522    $4,414,160  $  185,979


Basic Shares
  Weighted Average Outstanding     4,339,940   4,221,018     4,339,940   3,626,639


Basic Earnings (Loss) per Share   $     0.81  $     0.31    $     1.02  $     0.03
                                  =========== ==========    ==========  ==========

Diluted Shares
  Weighted Average Outstanding     4,443,336   4,221,018     4,414,449   3,626,639


Diluted Earnings per Share        $     0.80  $     0.31    $     0.99  $     0.03
                                  ==========  ==========    ==========  ==========